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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
Information Required in Proxy Statement
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
QUIDEL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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QUIDEL CORPORATION
10165 McKellar Court
San Diego, CA 92121
(858) 552-1100

April 19, 2005

To Our Stockholders:

        You are cordially invited to attend the Annual Meeting of Stockholders which will be held on Thursday, May 19, 2005, at 8:30 a.m., local time, at the Del Mar Marriott Hotel, 11966 El Camino Real, San Diego, California 92130. At the Annual Meeting, you will be asked to consider and vote upon the election of seven directors to the Board of Directors, the amendment of the 1983 Employee Stock Purchase Plan, and such other matters as may properly come before the Annual Meeting.

        Enclosed are the Notice of the Annual Meeting, the Proxy Statement and accompanying proxy card, and a copy of our Annual Report to Stockholders.

        To assure your representation at the Annual Meeting, you are urged to vote on, date, sign and return the enclosed proxy card for which a prepaid, return envelope is provided. Your prompt response is helpful and appreciated.

        Our Board of Directors and officers look forward to seeing you at the Annual Meeting.

Sincerely yours,

Caren L. Mason
President and Chief Executive Officer

QUIDEL CORPORATION
10165 McKellar Court
San Diego, CA 92121
(858) 552-1100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 19, 2005

To Our Stockholders:

        The Annual Meeting of Stockholders of Quidel Corporation will be held on Thursday, May 19, 2005, at 8:30 a.m., local time, at the Del Mar Marriott Hotel, located at 11966 El Camino Real, San Diego, California 92130, for the following purposes:

          1.     To elect seven directors to serve on the Board of Directors for the ensuing year and until their successors are elected and qualified;

          2.     To vote on a proposal to amend the 1983 Employee Stock Purchase Plan to increase the number of shares available for issuance by 250,000 shares; and

          3.     To transact such other business as may properly be presented at the Annual Meeting or any adjournments or postponements thereof.

        Only stockholders of record at the close of business on March 28, 2005 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

        The Board of Directors of Quidel Corporation unanimously recommends that the stockholders vote FOR the seven nominees for the Board of Directors named in the accompanying Proxy Statement, and vote FOR the amendment of the 1983 Employee Stock Purchase Plan to increase the number of shares available for issuance by 250,000 shares.

        All stockholders are cordially invited to attend the Annual Meeting. You are urged to sign, date and otherwise complete the enclosed proxy card and return it promptly in the enclosed envelope whether or not you plan to attend the Annual Meeting. If you attend the Annual Meeting and wish to do so, you may vote your shares in person even if you have signed and returned your proxy card.

                      By Order of the Board of Directors,

                      Caren L. Mason
                      President and Chief Executive Officer

San Diego, California
April 19, 2005

QUIDEL CORPORATION
10165 McKellar Court
San Diego, California 92121
(858) 552-1100

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

MAY 19, 2005

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Quidel Corporation, a Delaware corporation, for use at the 2005 Annual Meeting of Stockholders to be held on Thursday, May 19, 2005, at 8:30 a.m., local time, at the Del Mar Marriott Hotel, located at 11966 El Camino Real, San Diego, California 92130, and at any and all adjournments and postponements of the Annual Meeting. This Proxy Statement and the accompanying proxy card will first be mailed to stockholders on or about April 20, 2005.

        We will pay the expenses in connection with this solicitation. We and our employees will solicit proxies by mail, in person, by telephone, facsimile or other electronic means and will not receive any additional compensation for such solicitations. In addition, we have engaged InvestorCom, Inc. to aid in the solicitation of proxies to be voted at the Annual Meeting at an estimated cost of $5,000 plus out-of-pocket expenses. We will also pay brokers or other persons holding stock in their name or the names of their nominees for the expenses of forwarding soliciting material to their principals.

VOTING

        The close of business on March 28, 2005 has been fixed as the record date (the "Record Date") for determining which stockholders are entitled to notice of and to vote at the Annual Meeting. On the Record Date, 31,954,706 shares of our voting common stock were outstanding. Each share of common stock is entitled to one vote on any matter that may be presented for consideration and action by the stockholders at the Annual Meeting. A quorum is required to transact business at the Annual Meeting. The holders of a majority of the outstanding shares of common stock on the Record Date and entitled to be voted at the Annual Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting and any adjournments and postponements thereof. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. With regard to the election of directors, votes may be cast in favor of a director nominee or withheld. Because directors are elected by plurality, abstentions from voting and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome. If a quorum is present at the Annual Meeting, the nominees receiving the greatest number of votes (up to seven directors) will be elected. For proposals other than the election of directors, the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting is required for approval. With regard to these proposals, abstentions will be counted in tabulations of the votes cast on a proposal presented to stockholders and will have the same effect as a vote against the proposal, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

        Unless otherwise designated, each proxy submitted by a stockholder will be voted:

  •
  FOR each of the seven nominees named below for election as directors.

  •
  FOR the approval of the proposed amendment of the 1983 Employee Stock Purchase Plan to increase the number of shares available for issuance by 250,000 shares.

        Where a stockholder has directed how his or her proxy is to be voted, it will be voted according to the stockholder's directions. Any stockholder has the power to revoke his or her proxy at any time before it is voted at the Annual Meeting by submitting a written notice of revocation to the Secretary of Quidel or by timely filing a duly executed proxy bearing a later date. The proxy will not be voted if the stockholder who executed it is present at the Annual Meeting and elects to vote in person the shares represented by the proxy. Attendance at the Annual Meeting will not by itself revoke a proxy.

PROPOSAL 1
ELECTION OF DIRECTORS

Nominees for Election

        Our directors are elected at each annual meeting of stockholders. At the Annual Meeting, seven directors will be elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. The nominees receiving the greatest number of votes (up to seven directors) at the Annual Meeting will be elected. Our Board of Directors recommends that the stockholders vote FOR the seven nominees named below for the Board of Directors.

        Each of the nominees set forth below for election as a director is an incumbent director. Each of the nominees has consented to serve as a director if elected. Unless authority to vote for any director nominee is withheld in a proxy, it is intended that each proxy will be voted FOR each of the nominees. If any of the nominees for director should become unable to serve if elected before the Annual Meeting, it is intended that shares represented by proxies will be voted for such substitute nominees, if any, as may be recommended by our existing Board of Directors, unless other directions are given in the proxies.

Name of Nominee(1)	Age	Principal Occupation	Director Since
Thomas D. Brown	56	Former Senior Vice President of Abbott Laboratories and President of the Diagnostics Division	2004
Thomas A. Glaze	57	Chairman of the Board, Essentialis, Inc.	1979
Douglas S. Harrington, M.D.	52	Former Chief Executive Officer and Laboratory Director, Specialty Laboratories, Inc.	2004
Caren L. Mason	51	President and Chief Executive Officer, Quidel Corporation	2004
Mary Lake Polan, M.D., Ph.D, M.P.H.	61	Professor and Chair, Department of Gynecology and Obstetrics, Stanford University School of Medicine	1993
Mark A. Pulido	52	Chairman of the Board, Quidel Corporation	2002
Faye Wattleton	61	President, Center for The Advancement of Women	1994

Biographical Information

        THOMAS D. BROWN was elected to our Board of Directors on December 13, 2004. Prior to his retirement in 2002, Mr. Brown had a 28-year career in the healthcare industry where he held various sales, marketing and executive positions within Abbott Laboratories, a broad-based healthcare company, as follows. From 1998 to 2002, Mr. Brown was Senior Vice President, and President of the Diagnostics Division. From 1993 to 1998, Mr. Brown was Corporate Vice President Worldwide Commercial Operations. From 1992 to 1993, Mr. Brown was Divisional Vice President Worldwide Commercial Operations. From 1987 to 1992, Mr. Brown was Divisional Vice President and General Manager, Western Hemisphere Commercial Operations. From 1986 to 1987, Mr. Brown was Divisional Vice President U.S. Sales and from 1985 to 1986 Mr. Brown was Director of Sales. From 1977 to 1985, Mr. Brown was a sales representative within the Diagnostics Division. Mr. Brown currently serves on the Board of Directors of Ventana Medical Systems, Inc., a diagnostic instrument/reagent systems company and is Vice Chairman of the Cornell Medical Center. Mr. Brown holds a Bachelor of Arts degree from the State University of New York at Buffalo.

        THOMAS A. GLAZE, a co-founder of Quidel, has been a director since April 1979 and was appointed Chairman of the Board in December 1980, a position he held until April 1992. Mr. Glaze served as President of Monoclonal Antibodies, Inc., the predecessor of the Company, from April 1979 to April 1988 and Chief Executive Officer from April 1988 to January 1991. Mr. Glaze currently serves as Chairman of the Board of Essentialis, Inc., a privately held company developing drugs for obesity. Mr. Glaze is also currently a director of Palingen, Inc., a privately held company engaged in the development of therapeutics for cancer. Mr. Glaze was the founder and Chief Executive Officer as well as a director of Metabolex, Inc., a privately held company founded to develop therapeutics for diabetes and related metabolic diseases from 1991 to 2003. In addition, Mr. Glaze serves as a director of Fluitek Corporation, a privately held company which distributed industrial fluid filter elements, ES Cell International Pte Ltd., a privately held company engaged in embryonic stem cell research, and Leptogen, Inc., a privately held company engaged in research in metabolic diseases.

        DOUGLAS S. HARRINGTON, M.D. served as Chief Executive Officer and Laboratory Director of Specialty Laboratories, Inc., a laboratory services provider, from April 2002 through March 2005 and had been a Director of Specialty Laboratories, Inc. from October 1996 through February 2005. Dr. Harrington served as a director of ChromaVision Medical Systems, a medical device imaging company, from 1996 through 2004, and served as its Chief Executive Officer from 1996 to 2000. Dr Harrington was Chairman of the Board of ChromaVision Medical Systems from 2000 to 2002. Prior to ChromaVision Medical Systems, Dr. Harrington served as President of Nichols Institute, a publicly traded specialized laboratory services company, from 1992 to 1995. Prior to 1992, Dr. Harrington held various other executive positions at Nichols Institute including Laboratory Director and Vice President of Operations. Dr. Harrington is a clinical professor of pathology and laboratory medicine at the University of Southern California and has authored more than 90 peer-reviewed publications. He received his B.A. in molecular biology and M.D. from the University of Colorado health science center in 1978 and is board certified in anatomic and clinical pathology and hematology.

        CAREN L. MASON was elected to our Board of Directors and became our President and Chief Executive Officer on August 20, 2004. Ms. Mason has more than 25 years experience in healthcare. Prior to joining us, Ms. Mason provided consultative services for Eastman Kodak Health Imaging as a result of the sale of MiraMedica, Inc., a digital technology, diagnostic imaging company, to Eastman Kodak. Ms. Mason served as President and Chief Executive Officer for MiraMedica, Inc., from April 2002 through September 2003. From January 2000 through June 2001, Ms. Mason served as Chief Executive Officer of eMed Technologies, Inc. of Lexington, Massachusetts, a digital technology, diagnostic imaging company. Prior to joining eMed Technologies, Ms. Mason served as General Manager of the Women's Healthcare business and as a General Manager in various capacities for the Services business of General Electric Medical Systems from July 1996 to January 2000. Ms. Mason's additional healthcare experience includes her tenure with Bayer AG/AGFA from October 1989 to July 1996 where she last served as Senior Vice President for the AGFA Technical Imaging Business Group. Ms. Mason began her career in healthcare with American Hospital Supply/Baxter Healthcare and served in sales, marketing and managerial roles from 1977 through 1988. Ms. Mason is a graduate of Indiana University. Ms. Mason has been a member of the Franciscan Sisters of the Poor Foundation Board of Governors and has also been a member of the Board of Directors for MediServ/GESCI, eMed Technologies, Inc., MiraMedica, Inc., and currently serves as a member of the Board of Directors of AdvaMed.

        MARY LAKE POLAN, M.D., Ph.D., M.P.H. has served as the Chair of the Department of Gynecology and Obstetrics at Stanford University School of Medicine since 1990. Dr. Polan received a Bachelor of Arts Degree from Connecticut College, a Ph.D. in Molecular Biophysics and Biochemistry, an M.D. from Yale University School of Medicine and her Masters in Public Health from the University of California, Berkeley. Dr. Polan remained at Yale New Haven Hospital for her residency in Obstetrics and Gynecology, followed by a Reproductive Endocrine Fellowship. Dr. Polan was on the faculty at Yale University until 1990, when she joined Stanford University. Dr. Polan is a practicing clinical Reproductive Endocrinologist with a research interest in ovarian function and granulosa cell steroidogenesis. More recently, Dr. Polan's interests have been in the interaction between the immune and endocrine systems; the role of monokines in reproductive events and gene expression in stress urinary incontinence as well as brain activation in human sexual function. Dr. Polan also serves on the Board of Directors of Wyeth, a research oriented pharmaceutical company.

        MARK A. PULIDO had a 25-year career in the healthcare industry which includes Fortune 50 company experience. Mr. Pulido has been the Chairman of our Board of Directors since May 2004. Prior to his retirement in June 2002, Mr. Pulido served as the Chairman of the Board of BenefitPoint, Inc., an employee benefits technology company, where he also served as its President and Chief Executive Officer. From May 1996 to July 1999, Mr. Pulido was President and Chief Executive Officer of McKesson Corporation, a healthcare services and information technology company. Previously, Mr. Pulido served as President and Chief Executive Officer of Sandoz Pharmaceuticals Corporation (now Novartis), a research based pharmaceutical manufacturer, and Redline Healthcare Corporation, a medical surgical distribution company, during the period from January 1990 to April 1996. Mr. Pulido currently serves on the Board of Directors of Sunrise Medical, Inc., a home medical equipment manufacturer.

        FAYE WATTLETON has over 25 years of experience as a leader and administrator in the fields of women's health and reproductive rights. From 1978 to 1992, she served as the President of the Planned Parenthood Federation of America. Since 1995, she has been President of the Center for The Advancement of Women (formerly the Center for Gender Equality), a research and education institution, and since 1985, President of Mefel Associates, a management consulting firm. She was inducted into the National Women's Hall of Fame in 1993. Ms. Wattleton received her Bachelor of Science Degree in nursing from Ohio State University and her Master of Science Degree from Columbia University in midwifery and maternal and infant health. She is the holder of 12 honorary doctorates. She presently serves on the Board of Directors of Well Choice, Inc., Savient Pharmaceutical, Inc., and is a trustee of Columbia University.

Vote Required and Board Recommendation

        The nominees for election as directors will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

        Our Board of Directors recommends that you vote FOR each named nominee in Proposal 1.

PROPOSAL 2
AMENDMENT TO THE 1983 EMPLOYEE STOCK PURCHASE PLAN
TO INCREASE AUTHORIZED SHARES

General

        On March 7, 2005, the Board of Directors authorized, subject to stockholder approval, an amendment to the 1983 Employee Stock Purchase Plan (the "1983 Plan") to increase the number of shares of our common stock available for issuance under the 1983 Plan from 750,000 to 1,000,000 shares. As of March 28, 2005, 742,260 shares of common stock had been sold under the 1983 Plan, leaving 7,740 shares available for future issuance under the 1983 Plan. The purpose of the amendment is to allow us to continue to utilize the 1983 Plan, and accordingly to provide us with flexibility in attracting employees in the future and to encourage employee ownership of our common stock. At the Annual Meeting, the stockholders are being asked to approve and ratify this amendment to the 1983 Plan. Currently, the Company has granted options to eligible participants under the 1983 Plan that are conditioned upon approval and ratification of this proposed amendment.

Summary of the 1983 Employee Stock Purchase Plan

        The following summary is a description of the material features of the 1983 Plan and is qualified in its entirety by reference to the full text of the 1983 Plan, as proposed to be amended, a copy of which is attached as Appendix A and incorporated herein by reference.

        General.    The 1983 Plan, which was adopted by the Board of Directors in March 1983 and approved by the stockholders in August 1983, provides our employees with the opportunity to purchase shares of common stock through payroll deductions. A total of 750,000 shares of common stock currently have been reserved for issuance under the 1983 Plan. As of March 28, 2005, 742,260 shares of common stock had been sold under the 1983 Plan, leaving 7,740 shares available for future issuance under the 1983 Plan. As noted above, the Company currently has granted options to eligible participants under the 1983 Plan that are conditioned upon approval and ratification of this proposed amendment.

        Administration.    The 1983 Plan is administered by the Compensation Committee. The 1983 Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code.

        Eligibility and Participation.    Any person who is customarily employed for at least 20 hours per week and more than five months per calendar year by us or any of our designated subsidiaries on or before the beginning of the applicable offering period is eligible to participate in the offering under the 1983 Plan, provided that such person is employed by us on the commencement date of the offering period, subject to certain limitations imposed by Section 423(b) of the Internal Revenue Code and limitations on stock ownership as defined in the 1983 Plan. There are approximately 250 employees currently eligible to participate in the 1983 Plan, including 4 executive officers.

        Offering Dates.    The 1983 Plan is implemented by accumulating payroll deductions of participating employees during a six-month offering period, with the offering periods thereunder to commence February 15 and August 15 of each year. The Board of Directors has the power to alter the duration of the offering periods without stockholder approval, if such change is announced at least 15 days prior to the scheduled beginning of the first offering period to be affected.

        Purchase Price.    The purchase price per share at which shares are sold in an offering under the 1983 Plan is the lower of 85% of the fair market value of a share of common stock on the date of commencement of the six-month offering period (the "Entry Price"), or 85% of the fair market value of a share of common stock on the last day of the offering period (the "Exit Price"). On March 28, 2005, the closing price of our common stock on The Nasdaq National Market was $3.89 per share.

        Payment of Purchase Price; Payroll Deductions.    The purchase price of the shares is accumulated by payroll deductions over the offering period. The deductions may not exceed 10% of a participant's compensation. A participant may discontinue his or her participation in the 1983 Plan, and may decrease, but not increase, the rate of payroll deductions at any time during an offering period.

        Purchase of Stock.    By executing a subscription agreement to participate in the 1983 Plan, the employee is entitled to have shares placed under option, which are exercisable on the last day of the offering period. The maximum number of shares placed under option to a participant in an offering period is that number determined by dividing the amount accumulated in such participant's account during such offering period at the end of the offering period by the lower of the Entry Price or the Exit Price, subject to a maximum of 5,000 shares. Unless the employee's participation is discontinued prior to such purchase date, his or her option for the purchase of the shares will be exercised automatically at the end of the offering period at the applicable price.

        Notwithstanding the foregoing, however, no participant may receive an option (i) if immediately after such grant, the participant would own stock and/or outstanding options to purchase stock possessing five percent or more of the total combined voting power of all classes of our stock or of any subsidiary of ours, or (ii) which permits the participant's rights to purchase stock to accrue at a rate in excess of $25,000 worth of stock (determined at the fair market value of the stock at the time such option is granted) in any calendar year.

        Amendment and Termination.    The Board of Directors may at any time terminate or amend the 1983 Plan. No such termination will affect options previously granted, nor may any amendment make any change in any option previously granted which adversely affects the rights of any participant, nor may any amendment be made without prior stockholder approval if such amendment would (i) increase the number of shares that may be issued under the 1983 Plan, (ii) permit payroll deductions at a rate in excess of 10% of compensation, (iii) modify employee eligibility for participation requirements, or (iv) materially increase benefits which may accrue to participants under the 1983 Plan.

        Non-Assignability.    In general, neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option may be assigned, transferred, pledged or otherwise disposed of in any way by the participant.

        Adjustments upon Changes in Capitalization.    Subject to any required action by our stockholders, the number of shares of common stock covered by each option which has not yet been exercised and the number of shares of common stock which have been authorized for issuance under the 1983 Plan but have not yet been placed under option, as well as the price per share of common stock covered by each outstanding option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split or the payment of a stock dividend (but only on the common stock) or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by us, provided that the conversion of convertible securities of ours will not be deemed to have been effected without the receipt of consideration. In the event that we effect a reorganization, recapitalization, rights offering or other increase or reduction of shares of our outstanding common stock, or in the event that we are consolidated with or merged into any other corporation, the Board of Directors may, if it so determines in the exercise of its discretion, make similar adjustments.

        Withdrawal; Termination of Employment.    A participant's interest in a given offering period may be terminated in whole, but not in part, by signing and delivering to us a notice of withdrawal from the 1983 Plan. Such withdrawal may be elected at any time prior to the end of the applicable six-month offering period. A participant's withdrawal from one offering period does not have any effect upon such participant's eligibility to participate in subsequent offerings. Upon withdrawal from an offering period, all payroll deductions which have been credited to the participant's account prior to the notice of withdrawal will be returned to the participant without interest.

        Termination of a participant's employment for any reason, including retirement or death, or the failure of the participant to remain in our continuous employ for at least 20 hours per week during the applicable offering period, cancels the participant's participation in the 1983 Plan. In such event, the payroll deductions credited to the participant's account will be returned to such participant or to his or her beneficiaries without interest.

        Compliance with Law.    Shares will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto comply with all applicable provisions of law, including securities laws and the requirements of any stock exchange upon which the shares may then be listed. As a condition to the exercise of an option, we may require the participant to represent that the shares are being purchased only for investment and without any present intention to sell or distribute such shares, and shares issued under the 1983 Plan may be subject to such transfer restrictions and stop-transfer instructions as the Compensation Committee deems appropriate.

Federal Income Tax Information

        The following summary of certain federal income tax consequences of the grant and exercise of rights to purchase shares of common stock under the 1983 Plan is based upon the laws and regulations in effect as of the date of this Proxy Statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences under foreign, state and local tax laws, and such tax laws may not correspond to the federal income tax treatment described herein. The exact federal income tax treatment of transactions under the 1983 Plan will vary depending upon the specific facts and circumstances involved.

        The 1983 Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code. If certain employment requirements are satisfied, an employee who is granted a right, or "option," to purchase stock under a plan meeting the requirements of Internal Revenue Code Section 423 will not be subject to federal income tax, and we will not be entitled to any deduction, on either the grant or the exercise of such right.

        If the employee makes no disposition of the stock acquired pursuant to the exercise of such right within two years after the date of the grant of such stock purchase right (generally, the commencement date of the six-month offering period, hereinafter referred to as the "Offering Date") or within one year after the transfer of the stock to the employee pursuant to the exercise of such right, any gain or loss on the subsequent disposition of the stock generally will be treated as capital gain or loss, except to the extent that the employee's purchase price was less than 100% of the fair market value of the stock on the Offering Date, and no deduction will be available to us at the time of such disposition. If the employee's purchase price for the stock was less than 100% of the fair market value of the stock on the Offering Date, the employee will be required to include in his or her gross income as ordinary income for the year of the disposition (or, if earlier, at the time of his or her death) an amount equal to the lesser of (i) the excess of the fair market value of the stock on the Offering Date over the purchase price that the employee would have been required to pay if the employee had exercised such right as of the Offering Date, or (ii) the excess of the fair market value of the stock at the time of the disposition or death over the amount paid for the stock. No deduction will be available to us with respect to any such ordinary income recognized by the employee.

        Any sale or other disposition of stock acquired under a right granted under the 1983 Plan at any time within (i) two years after the Offering Date or (ii) one year after the transfer of the shares to the employee pursuant to the exercise of such right generally will be treated as a "disqualifying disposition." Upon a disqualifying disposition, the employee generally will recognize ordinary compensation income in an amount equal to the difference between the purchase price and the fair market value of the stock on the date the option was exercised. Any gain in excess of such ordinary income amount generally will be capital gain. We generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the employee by reason of a disqualifying disposition.

Participation in the 1983 Employee Stock Purchase Plan by Executive Officers, Directors and Other Employees; Interest of Certain Persons in Matters to be Acted Upon

        All of our employees, including our employee-directors and executive officers, are eligible to participate in the 1983 Plan. Non-employee directors are not eligible to participate. Participation in the 1983 Plan is voluntary and is dependent on each eligible employee's election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases by executive officers and other employees under the 1983 Plan are not determinable.

Plan Benefits

        The following table sets forth the number of shares of common stock purchased under the 1983 Plan during the fiscal year ended December 31, 2004 by each of: (i) the executive officers individually listed in the Executive Compensation Table; (ii) each nominee for election as an employee director; (iii) all current executive officers of Quidel as a group; and (iv) all employees of Quidel, including all officers who are not current executive officers, as a group.

1983 Employee Stock Purchase Plan

Name	Number of Shares Actually Purchased in 2004
Caren L. Mason	—
Thomas J. Foley	—
Paul E. Landers	—
Mark E. Paiz	—
S. Wayne Kay	1,837
Matthew T. Heindel	—

All current executive officers, as a group (4 persons)	—
All employees, including current officers who are not executive officers, as a group (approximately 250 persons)	53,717
Non-employee directors, Thomas D. Brown, Thomas A. Glaze, Douglas S. Harrington, M.D., Mary Lake Polan, M.D., Ph.D., M.P.H., Mark A. Pulido and Faye Wattleton(1)	N/A

(1)
Non-employee directors are not eligible to participate in the 1983 Plan.

        As described previously, the Company currently has granted options to eligible participants under the 1983 Plan that are conditioned upon approval and ratification of the proposed amendment.

Vote Required and Board Recommendation

        The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting, at which a quorum is present, is required to approve the proposed amendment of the 1983 Plan to increase the number of shares of our common stock available for issuance under that plan by 250,000.

        Our Board of Directors recommends that you vote FOR Proposal 2.

EQUITY COMPENSATION PLAN INFORMATION

Securities Available for Issuance Under our Equity Compensation Plans

        The following table provides information with respect to our equity compensation plans as of December 31, 2004, which plans were as follows: the 1983 Plan; the 1990 Employee Stock Option Plan; the 1996 Non-Employee Director Plan; the 1998 Stock Incentive Plan; the General Nonstatutory Stock Option Plan and the 2001 Equity Incentive Plan. The 1990 Employee Stock Option Plan, the 1996 Non-Employee Director Plan and the 1998 Stock Incentive Plan have been terminated. Also, no additional grants may be made from the General Nonstatutory Stock Option Plan.

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	3,501,904	$4.77	1,906,832	(1)
Equity compensation plans not approved by security holders	378,125	$5.13	—

Total	3,880,029		1,906,832	(1)

(1)
Includes 7,740 shares of common stock subject to our 1983 Employee Stock Purchase Plan.

General Nonstatutory Stock Option Plan

        On June 23, 1997, our Board of Directors adopted our General Nonstatutory Stock Option Plan and amended this plan on December 11, 2000 (the "Plan"). Awards of up to 575,000 shares of our common stock were previously available for issuance under the Plan, subject to antidilution provisions in the Plan and the option agreements granted thereunder. The Plan limits awards to grants of nonstatutory stock options. The purpose of the Plan is to provide a means whereby the Company may promote its interests and the interests of its stockholders by attracting and retaining the services of highly qualified individuals. Awards under the Plan are issued only to individuals not previously employed by us and as an inducement essential to such individual's entering into an employment contract with us. The only eligible participants under the Plan were S. Wayne Kay and Paul Lawrence (prior to their employment with us), and at December 31, 2004, no shares remained available for issuance under the Plan. The Plan is administered by the Compensation Committee of the Board which is authorized to determine the terms and conditions of grants thereunder, including, among other matters, the exercise price, vesting acceleration or waiver of any forfeiture restrictions. In addition, the Compensation Committee has the authority to terminate the Plan, provided that such termination will not affect any option previously granted thereunder.

BOARD OF DIRECTORS MEETINGS, COMMITTEES OF THE BOARD AND RELATED MATTERS

        The Board of Directors has a standing Audit, Finance, Nominating and Corporate Governance, Compensation, and Research and Development / Technology Committee. The Board of Directors held 21 meetings during the year ended December 31, 2004. All directors attended 75% or more of the aggregate of all meetings of the Board of Directors and the committees, if any, upon which the directors served during the year ended December 31, 2004.

Director Independence

        Our Board of Directors has determined that Mr. Brown, Mr. Glaze, Dr. Harrington, Dr. Polan, Mr. Pulido (Chairman of the Board of Directors) and Ms. Wattleton are independent within the meaning of Nasdaq Marketplace Rule 4200(a)(15) as adopted by the Nasdaq Stock Market, Inc. ("Nasdaq"). Ms. Mason was not deemed to be "independent" because of her employment relationship with us.

Audit Committee

        The Audit Committee is responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements. In addition, the Audit Committee assists the Board of Directors in its oversight of our compliance with legal and regulatory requirements. The specific duties of the Audit Committee include, among others: monitoring the integrity of our financial process and systems of internal controls regarding finance, accounting and legal compliance; selecting our independent registered public accounting firm; monitoring the independence and performance of our independent registered public accounting firm; and providing an avenue of communication among the independent registered public accounting firm, our management and our Board of Directors. The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to all of our employees and to the independent registered public accounting firm. The Audit Committee also has the ability to retain, at our expense and without further approval of the Board of Directors, special legal, accounting or other consultants or experts that it deems necessary in the performance of its duties.

        The Audit Committee met six times during 2004. The members of the Audit Committee include Mr. Glaze (Chairman), Dr. Polan and Ms. Wattleton. The Audit Committee has been established in accordance with Securities and Exchange Commission rules and regulations, and our Board of Directors has determined that each of Mr. Glaze, Dr. Polan and Ms. Wattleton is independent within the meaning of Nasdaq Rule 4200(a)(15) as well as the enhanced independence standards contained in Nasdaq Rule 4350(d) that relate specifically to members of audit committees. Our Board of Directors has also determined that Mr. Glaze qualifies as an "audit committee financial expert" within the meaning of the Securities and Exchange Commission's rules and regulations. A copy of the Audit Committee's current charter was attached as Appendix B to our 2004 Proxy Statement filed with the Securities and Exchange Commission on April 20, 2004.

Finance Committee

        The Finance Committee is responsible for assisting the Board of Directors in discharging its responsibilities relating to the oversight of our financial affairs, including, among other matters, reporting to the Board of Directors from time to time regarding budgets, capital expenditures and our financial condition. The Finance Committee held 14 meetings during 2004. The members of the Finance Committee include Mr. Pulido (Chairman), Dr. Harrington, Mr. Glaze and Ms. Mason.

Compensation Committee

        The Compensation Committee is responsible for assisting the Board of Directors in discharging its responsibilities regarding the compensation of our employees and directors. Under the Compensation Committee's written charter, the specific duties of the Compensation Committee include, among other matters: reviewing and approving corporate goals and objectives relevant to executive compensation; evaluating our executive officers' performance in light of such goals and objectives; setting the compensation levels of our executive officers based upon such evaluations; administering our incentive compensation plans, including our equity-based incentive plans; and making recommendations to our Board of Directors regarding our overall compensation structure, policies and programs.

        The Compensation Committee held three meetings during 2004. The members of the Compensation Committee include Dr. Polan (Chairperson), Mr. Brown, Dr. Harrington and Ms. Wattleton, and our Board of Directors has determined that each of Dr. Polan, Mr. Brown, Dr. Harrington and Ms. Wattleton is independent within the meaning of Nasdaq Rule 4200(a)(15).

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee is responsible for assisting the Board of Directors in identifying qualified individuals to become Board members; to recommend the composition of the Board of Directors and its committees; to monitor and assess the effectiveness of the Board of Directors and its committees; and to perform a leadership role in shaping and monitoring our corporate governance principles. Under the Nominating and Corporate Governance Committee's written charter, the specific duties of the Nominating and Corporate Governance Committee include, among other matters: identifying, reviewing and recruiting candidates for the Board of Directors for election to the Board; reviewing director candidates recommended by our stockholders; monitoring the independence of current directors and nominees; recommending to the Board of Directors candidates for election or re-election to the Board at each annual meeting of stockholders; and overseeing the periodic evaluation of the Board, its committees and each of our incumbent directors.

        The Nominating and Corporate Governance Committee held seven meetings during 2004. The Nominating and Corporate Governance Committee currently includes Ms. Wattleton (Chairperson), Dr. Polan and Dr. Harrington. Our Board of Directors has determined that each of Ms. Wattleton, Dr. Polan and Dr. Harrington is independent within the meaning of Nasdaq Rule 4200(a)(15).

Research and Development / Technology Committee

        The Research and Development / Technology Committee is responsible for assisting the Board of Directors in discharging its responsibilities relating to the oversight of our research and development affairs, including, among other matters, reporting to the Board of Directors from time to time regarding feasibility studies, intellectual property matters, product development timelines and research and development budgeting. The Research and Development / Technology Committee held one meeting during 2004. The members of the Research and Development / Technology Committee include Dr. Harrington (Chairman), Mr. Brown, Dr. Polan, Mr. Glaze and Ms. Mason.

Meetings of Non-Management Directors

        The non-management members of the Board of Directors regularly meet without any members of management present during regularly scheduled executive sessions of meetings of the Board of Directors.

Communications With the Board of Directors

        Our stockholders may communicate with our Board of Directors, a committee of our Board of Directors or an individual Director by sending a letter addressed to the Board, a committee or a director c/o Corporate Secretary, Quidel Corporation, 10165 McKellar Court, San Diego, California 92121. All communications will be compiled by our corporate Secretary and forwarded to the Board of Directors, the committee or the Director accordingly.

Director Nominations

        The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating director candidates. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current directors, professional search firms, stockholders or other persons.

        Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the Nominating and Corporate Governance Committee will evaluate the prospective nominee in the context of the then current composition of the Board of Directors and will consider a variety of other factors, including the prospective nominee's business, technology and industry, finance and financial reporting experience, and other attributes that would be expected to contribute to an effective Board of Directors. The Nominating and Corporate Governance Committee seeks to identify nominees who possess a wide range of experience, skills, areas of expertise, knowledge and business judgment. Successful nominees must have a history of superior performance or accomplishments in their professional undertakings and should have the highest personal and professional ethics and values. The Nominating and Corporate Governance Committee does not evaluate stockholder nominees differently than any other nominee.

        Pursuant to procedures set forth in our bylaws, our Nominating and Corporate Governance Committee will consider stockholder nominations for directors if we receive timely written notice, in proper form, of the intent to make a nomination at a meeting of stockholders. To be timely, the notice must be received within the time frame discussed below in this Proxy Statement under the heading "Stockholder Proposals." To be in proper form, the notice must, among other matters, include each nominee's written consent to serve as a director if elected, a description of all arrangements or understandings between the nominating stockholder and each nominee and information about the nominating stockholder and each nominee. These requirements are further described below under the heading "Stockholder Proposals" and are detailed in our bylaws, which were attached as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 8, 2000. A copy of our bylaws will also be provided to a stockholder upon written request to our corporate Secretary.

Director Attendance at Annual Meetings

        Our Board of Directors has adopted a policy that encourages our directors to attend our annual stockholder meetings. The 2004 annual meeting of stockholders was attended by all of our incumbent directors excluding Mr. Brown who was elected to the Board of Directors in December 2004.

Code of Business Conduct and Ethics

        We have adopted a Code of Business Conduct and Ethics that applies to all our officers, directors and employees. If we grant any waiver, including any implicit waiver, to our principal executive, financial or accounting officer (or persons performing similar functions), we will disclose the nature of such amendment or waiver on our website at www.quidel.com or in a report on Form 8-K in accordance with applicable rules and regulations.

Access to Corporate Governance Documentation and Other Information Available on Our Website

        Our Code of Business Conduct and Ethics and the current charters for each of the Audit, Compensation and Nominating and Corporate Governance Committees are accessible via our website at www.quidel.com through the "Investor Information" link under the heading "Corporate Governance."

Director Compensation

        Retainers and Fees.    The Non-Executive Chairman of the Board currently receives an annual retainer of $100,000. Directors who are not employees of ours receive an annual retainer of $20,000. In addition, non-employee directors currently receive $2,000 per board meeting attended in person and

$1,000 per board meeting attended telephonically; $2,000 per committee meeting attended in person and $1,000 per committee meeting attended telephonically, but only if the committee meeting is not held on the same day as a board meeting and reimbursement for expenses incurred in connection with attendance at board and committee meetings. The Board of Directors will also periodically assess potential equity awards to non-employee directors. The Chairman of the Audit Committee of the Board of Directors receives an annual retainer of $10,000. The Chairman of the Compensation Committee, Chairman of the Nominating and Corporate Governance Committee, Chairman of the Research and Development / Technology Committee and Chairman of the Finance Committee of the Board of Directors each receive an annual retainer of $5,000.

        Option Grants Under the 2001 Plan.    Under the 2001 Plan as first approved by stockholders, each non-employee director automatically received, upon becoming a non-employee director, a one-time grant of an option to purchase up to 40,000 shares of our common stock, which vests 25% on the first anniversary of the grant date and 6.25% at the end of each of the twelve three-month periods following the first anniversary of the grant date, in each case if such non-employee director remained a director for the entire period from the date of grant to such vesting date. In addition, under the 2001 Plan as first approved by stockholders, each non-employee director also automatically received an option to purchase up to 40,000 shares of common stock on the fourth, eighth, etc. anniversary of such director's initial appointment or election as a director, which vests 25% on the first anniversary of the grant date and 6.25% at the end of each of the twelve three-month periods following the first anniversary of the grant date, in each case if such non-employee director has continuously served as a director since his or her election or appointment and is a non-employee director on such date. Our Board of Directors then subsequently amended the automatic grants such that immediately following each annual meeting of stockholders, each non-employee director who had served as a director since his or her election or appointment and had been re-elected as a director at such annual meeting automatically received an option to purchase up to 10,000 shares of common stock in lieu of the grant of an option to purchase 40,000 shares every fourth year.

        All of the foregoing automatic grants of non-employee director options under the 2001 Plan have an exercise price equal to the fair market value of our common stock on the date of grant, have a term of 10 years and vested options cease to be exercisable on the date that is 365 days after a non-employee director ceases to be a director of ours. In addition to the foregoing automatic awards of non-employee director options, each non-employee director is eligible to receive other awards under the 2001 Plan, such as non-qualified stock options other than non-employee director options, at the discretion of the administrator of the 2001 Plan.

        In May 2004, the Board of Directors suspended the automatic grants to non-employee directors. Also, in May 2004, the Board of Directors approved a grant that provided to each outside director, upon election at the 2004 annual meeting of stockholders, an equity award equal in value to the Black-Scholes value of 17,000 stock options (with an exercise price equal to 100% of fair market value), with 75% of such value being granted in the form of stock options and 25% in the form of restricted stock. The non-employee director options will vest, and restrictions on restricted stock lapse, 100% on the day prior to the date of the next annual meeting of stockholders following the grant date, provided that the recipient has remained a director for the entire period from the date of grant to such vesting date. Directors appointed mid-term are given a pro rata equity award based on the same grant guidelines. As described above, the Board of Directors will periodically assess potential equity awards to non-employee directors.

        As of December 31, 2004, options to purchase 2,469,877 shares of common stock under the 2001 Plan were outstanding, of which options to purchase 214,710 shares of common stock were held by non-employee directors.

        Share Ownership Guidelines. In May 2004, the Board of Directors adopted share ownership guidelines to closely align the interests of the Board of Directors and senior management with those of the stockholders. The Board of Directors resolved that each director, Senior Vice President and Vice President would be required to retain and hold 50% of the shares acquired from any equity incentive award granted on or after March 19, 2004 (after subtracting shares sold to pay for option exercise costs, and relevant federal and state taxes which are assumed to be at the highest marginal tax rates). The foregoing share retention rule shall apply unless, at the time of receipt of the shares, each director, Senior Vice President and Vice President beneficially owned shares with a value at or in excess to the following share ownership guidelines: (i) Chief Executive Officer—3 times then-current annual base salary, (ii) Senior Vice Presidents—2 times then-current annual base salary, (iii) Vice Presidents—1 times then-current annual base salary, and (iv) Outside Directors—2 times then-current annual retainer.

        The value of an individual's shares for purposes of the share ownership guidelines shall be deemed the greater of the then-current fair market value of the stock, or the individual's cost basis in the stock. Shares counted in calculating the share ownership guidelines include shares beneficially owned outright, whether from open market purchases, purchases through the 1983 Plan, shares retained after option exercises, and shares of restricted stock which have no further restrictions remaining.

        Directors, Senior Vice Presidents and Vice Presidents have five (5) years from their initial election or hire to satisfy the share retention rules previously discussed.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under the securities laws of the US., our directors and executive officers and persons who own more than ten percent (10%) of our common stock are required to report their initial beneficial ownership of our common stock and any subsequent changes in that ownership to the Securities and Exchange Commission and The Nasdaq National Market. Specific due dates for these reports have been established, and we are required to disclose in this Proxy Statement any late filings during the year ended December 31, 2004. To our knowledge, based solely upon our review of the copies of the reports required to be furnished to us, all of the reports were timely filed, except that Mssrs. Landers, Paiz, Kay and Heindel each inadvertently failed to timely file a Form 4 to report the grant to him of certain incentive and non-qualified stock options and restricted stock. Forms were subsequently filed with the Securities and Exchange Commission for each of these transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the number of shares of our common stock beneficially owned as of March 28, 2005 by (i) those known to be the beneficial owners of more than five percent (5%) of our outstanding common stock, (ii) each of the present directors and nominees for director, (iii) each of the executive officers named in the Summary Compensation Table herein and (iv) all directors and executive officers as a group. On March 28, 2005, there were 31,954,706 shares of common stock outstanding.

	Beneficial Ownership of Common Stock(1)(2)
Name	Number of Shares	Percent
Beneficial Owners
Entities affiliated with Mellon Financial Corporation c/o One Mellon Center Pittsburgh, Pennsylvania 15258(3)	3,473,311	10.9%
Entities affiliated with LeRoy C. Kopp(4) 7701 France Avenue South, Suite 500 Edina, MN 55435	2,902,844	9.1%
Entities affiliated with Larry N. Feinberg(5) c/o Oracle Associates, LLC 200 Greenwich Avenue, 3rd Floor Greenwich, CT 06830	2,589,110	8.1%
T. Rowe Price Associates, Inc.(6) 100 E. Pratt Street Baltimore, MD 21202	2,350,000	7.4%
Jack W. Schuler(7) 28161 North Keith Drive Lake Forest, IL 60045	1,887,931	5.9%
Directors and Nominees for Director
Thomas D. Brown(8)	1,828	*
Thomas A. Glaze(9)	100,620	*
Douglas S. Harrington, M.D.(10)	15,680	*
Caren L. Mason	—	*
Mary Lake Polan, M.D., Ph.D., M.P.H.(11)	65,680	*
Mark A. Pulido(12)	53,180	*
Faye Wattleton(13)	54,680	*
Named Executive Officers
Thomas J. Foley	—	*
Paul E. Landers(14)	227,387	*
Mark Paiz(15)	200,513	*
Former Executive Officers
S. Wayne Kay(16)	447,341	1.4%
Matthew T. Heindel	0	*
All directors, executive officers and former executive officers as a group (12 persons)(17)	1,166,909	3.5%

*
Less than one percent

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Unless otherwise noted, and subject to applicable community property laws, each executive officer and director has sole voting and investment power with respect to the shares indicated.

(2)
Shares of common stock subject to options exercisable on or within 60 days of March 28, 2005 are deemed outstanding for computing the number of shares and the percentage ownership of the person holding such options, but are not deeming outstanding for computing the percentage of any other person.

(3)
Based upon Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005 by Mellon Financial Corporation, Mellon Trust of New England, N.A. and The Boston Company, Asset Management, LLC in which Mellon Financial Corporation reported beneficial ownership of 3,473,311 shares of common stock and sole voting and sole dispositive power of 2,692,161 shares and 3,473,299 shares, respectively. Mellon Trust of New England, N.A. reported sole voting power of 2,125,700 shares and sole dispositive power of 2,256,900 shares, and The Boston Company, Asset Management, LLC reported sole voting power of 1,542,800 shares and sole dispositive power of 1,674,000 shares.

(4)
Based upon Amendment No. 6 to Schedule 13G filed with the Securities and Exchange Commission on January 25, 2005 by Kopp Investment Advisors, LLC on behalf of itself and Kopp Holding Company, LLC, Kopp Holding Company and LeRoy C. Kopp, in which beneficial ownership of 2,902,844 shares of common stock is reported. As reported in Amendment No. 6 to the Schedule 13G, Kopp Investment Advisors, LLC has sole voting power with respect to 2,182,344 shares of common stock. Kopp Investment Advisors, LLC also has sole dispositive power with respect to 550,000 shares of common stock and shared dispositive power with respect to 2,077,844 shares of common stock. In addition, Mr. Kopp has sole voting power and sole dispositive power with respect to 275,000 shares of common stock. Kopp Investment Advisors, LLC is an investment adviser registered under the Investment Advisers Act of 1940 and is wholly owned by Kopp Holding Company, LLC which is controlled by Mr. Kopp through Kopp Holding Company.

(5)
Based upon Amendment No. 3 to Schedule 13G filed with the Securities and Exchange Commission on February 9, 2005 by Oracle Partners, L.P., Oracle Associates, LLC and Larry N. Feinberg in which Mr. Feinberg reported beneficial ownership of 2,589,110 shares of common stock with respect to which he has sole voting and dispositive power of 10,000 shares and shared voting and dispositive power of 2,579,110 shares.

(6)
Based upon Amendment No. 2 to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005 by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc., in which T. Rowe Price Associates, Inc. reported beneficial ownership of 2,350,000 shares of common stock with respect to which T. Rowe Price Associates, Inc. has sole voting power of 300,000 shares and sole dispositive power of 2,350,000 shares. T. Rowe Price Small-Cap Value Fund, Inc. reported sole voting power of 2,050,000 of such shares and no dispositive power.

(7)
Based upon the Schedule 13D filed with the Securities and Exchange Commission on October 23, 2000 in which Jack W. Schuler reported beneficial ownership of 1,887,931 shares of common stock with respect to which he has sole voting and dispositive power of 1,773,306 and shared voting and dispositive power of 114,625 shares.

(8)
Includes 1,828 restricted shares which are votable by individual, but individual does not have dispositive power over the 1,828 restricted shares.

(9)
Includes 97,690 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 28, 2005. Also includes 2,930 restricted shares which are votable by the individual, but individual does not have dispositive power over the 2,930 restricted shares.

(10)
Includes 12,750 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 28, 2005. Also includes 2,930 restricted shares which are votable by the individual, but individual does not have dispositive power over the 2,930 restricted shares.

(11)
Includes 2,000 shares of common stock held in trusts to benefit Dr. Polan's children. Dr. Polan has no authority to vote or dispose of these 2,000 shares and disclaims beneficial ownership of these 2,000 shares, except to the extent of her pecuniary interest in such shares, if any. The amount listed also includes 62,750 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 28, 2005. Also includes 2,930 restricted shares which are votable by the individual, but individual does not have dispositive power over the 2,930 restricted shares.

(12)
Includes 50,250 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 28, 2005. Also includes 2,930 restricted shares which are votable by the individual, but individual does not have dispositive power over the 2,930 restricted shares.

(13)
Includes 51,750 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 28, 2005. Also includes 2,930 restricted shares which are votable by the individual, but individual does not have dispositive power over the 2,930 restricted shares.

(14)
Includes 219,217 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 28, 2005. Also includes 8,170 restricted shares which are votable by employee, but employee does not have dispositive power over 6,027 restricted shares.

(15)
Includes 191,092 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 28, 2005. Also includes 8,170 restricted shares which are votable by employee, but employee does not have dispositive power over 6,027 restricted shares.

(16)
Includes 421,875 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 28, 2005.

(17)
All directors, nominees for director and named executive officers as a group, including 1,107,374 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 28, 2005.

        With the exception of information relating to stock options issued by us, all information with respect to beneficial ownership of the shares referred to in this section is based upon filings made by the respective beneficial owners with the Securities and Exchange Commission or information provided to us by the beneficial owners.

EXECUTIVE COMPENSATION

        The following table sets forth the total compensation of our named executive officers for 2004, as well as the total compensation to each such individual for the two previous years.

		Annual Compensation		Long Term Compensation Awards
Name and Principal Positions	Fiscal Year Ended	Salary ($)(1)	Bonus ($)(2)	Restricted ($)Stock(3)	Options (#)	All Other Compensation ($)(4)
Caren L. Mason(5) President and Chief Executive Officer	12/31/04 12/31/03 12/31/02	145,250 — —	150,000 — —	— — —	450,000 — —	3,668 — —
Thomas J. Foley(6) Chief Technology Officer	12/31/04 12/31/03 12/31/02	33,654 — —	50,000 — —	— — —	150,000 — —	247 — —
Paul E. Landers(7) Senior Vice President Finance and Administration, Chief Financial Officer and Secretary	12/31/04 12/31/03 12/31/02	247,928 213,509 203,308	— 107,308 —	61,193 — —	135,620 150,000 5,000	9,080 5,111 44,462
Mark E. Paiz(8) Chief Operating Officer	12/31/04 12/31/03 12/31/02	271,559 212,862 203,568	100,000 88,617 —	61,193 — —	135,620 80,000 10,000	6,709 3,273 2,730
S. Wayne Kay(9) Former President and Chief Executive Officer	12/31/04 12/31/03 12/31/02	350,513 400,010 395,681	— 200,005 —	161,110 — —	93,750 250,000 50,000	577,955 81,327 84,810
Matthew T. Heindel(10) Former Senior Vice President Worldwide Sales and Marketing	12/31/04 12/31/03 12/31/02	195,920 57,692 —	— 37,500 —	61,193 — —	110,620 150,000 —	389 147,028 —

(1)
The amounts shown include cash compensation the executive officers earned and received, or deferred pursuant to our 401(k) Plan. We began making contributions to executive officers' accounts under the 401(k) Plan in July 1999.

(2)
During 2004, no bonuses were earned based upon management incentive compensation plans. As of December 31, 2003 and in accordance with management's incentive compensation plan, bonus amounts were earned by certain members of management. These bonuses were paid in March 2004.

(3)
As of December 31, 2004, an aggregate of 41,418 shares of restricted stock of ours with a total value of $210,403 remained subject to restrictions. In March 2004, we granted restricted stock to certain executive officers. Mr. Paiz, Mr. Landers and Mr. Heindel each received 8,170 shares, and Mr. Kay received 21,510 shares. The values set forth in the table above reflect the number of restricted shares granted multiplied by the closing price of our common stock on the date of grant ($7.50 on March 19, 2004), less consideration paid by each executive. The restricted shares vest over four years, with 25% vesting one year from the date of grant and the remaining shares vesting quarterly thereafter over the remaining three-year period.

(4)
During the year ended December 31, 2004, we made contributions under the 401(k) Plan for Ms. Mason, Mr. Landers, Mr. Paiz and Mr. Kay of $3,352, $6,677, $6,159 and $6,888, respectively. We also funded a group term life insurance plan in excess of $50,000. Amounts added to compensation related to this life insurance plan for Ms. Mason, Mr. Foley, Mr. Landers, Mr. Paiz, Mr. Kay and Mr. Heindel were $316, $247, $2,403, $550, $857 and $389, respectively.

(5)
Ms. Mason joined us as President and Chief Executive Officer effective August 20, 2004. If Ms. Mason had been employed by us for the entire 2004 fiscal year, Ms. Mason's salary would have been $415,000. Ms. Mason received a $50,000 bonus at the time of commencement of Ms. Mason's employment and an additional $100,000 bonus effective December 31, 2004.

(6)
Mr. Foley joined us as Chief Technology Officer effective November 8, 2004. At the time of commencement of Mr. Foley's employment, Mr. Foley received a $50,000 bonus. Pursuant to the terms of Mr. Foley's employment agreement, the $50,000 bonus is subject to certain clawback provisions that lapse over a 12 month period.

(7)
In connection with Mr. Landers' initial employment in September 2001, Mr. Landers received $40,916 for relocation expenses in 2002, which is included in "All Other Compensation" above.

(8)
Mr. Paiz was promoted to Chief Operating Officer effective July 13, 2004. At the time of Mr. Paiz's promotion, Mr. Paiz received a $50,000 bonus at the time of his promotion and an additional $50,000 bonus effective December 31, 2004.

(9)
Mr. Kay resigned as an officer and director on August 20, 2004 and as an employee effective September 22, 2004. Total cash compensation paid to Mr. Kay for the year ended December 31, 2004 was $350,513 in base salary. In addition, as part of Mr. Kay's employment agreement, Mr. Kay was provided $570,210 in severance to be paid through September of 2005 which is included in Mr. Kay's "All Other Compensation" above, of which $259,633 had been paid to Mr. Kay as of December 31, 2004. Also, upon Mr. Kay's resignation, the Board of Directors removed all restrictions on Mr. Kay's restricted shares, resulting in Mr. Kay recognizing $74,425 in additional income. In January 2001, we loaned Mr. Kay $200,000 at an interest rate of 4.77% to assist with his relocation to the San Diego area. One quarter of the principal and interest owing on Mr. Kay's loan was, pursuant to the terms of the loan, forgiven on each anniversary of the loan date, December 31 of each year, over a four-year period, provided Mr. Kay was an employee of ours on those dates. After Mr. Kay's resignation as an employee, Mr. Kay repaid $54,662 of the $200,000 loan to us including principal and accrued interest pursuant to the terms of his employment agreement. As of December 31, 2003 and 2002, $77,154, and $80,854 were included in Mr. Kay's "All Other Compensation" above, respectively, which represents one quarter of the loan forgiveness in each period which was "grossed up" to include applicable federal and state taxes.

(10)
Mr. Heindel resigned effective September 1, 2004. Prior to that, Mr. Heindel was our Senior Vice President Worldwide Sales and Marketing. In connection with Mr. Heindel's initial employment, Mr. Heindel received $100,000, which was "grossed-up" for the effect of federal and state taxes in the amount of $46,786. The total compensation relating to this amounted to $146,786 and is included in "All Other Compensation" above.

Option Grants During the Year Ended December 31, 2004

        The following table summarizes options granted to the following executive officers during the year ended December 31, 2004, and the value of the options held by these officers at December 31, 2004. We have not granted stock appreciation rights.

	Individual Grants
Name	Number of Securities Underlying Options Granted (#/Sh)(1)	% of Total Options Granted During the Year Ended December 31, 2004(2)		Exercise or Base Price ($/Sh)(3)	Expiration Date(4)	Grant Date Present Value ($)(5)
Caren L. Mason	450,000	29.4%		3.46	08/20/14	1,557,000
Thomas J. Foley	150,000	9.8%		5.85	11/08/14	877,500
Paul E. Landers	100,000 35,620	6.5 2.3	% %	3.70 7.50	07/21/14 03/19/14	370,000 267,150
Mark E. Paiz	100,000 35,620	6.5 2.3	% %	3.70 7.50	07/21/14 03/19/14	370,000 267,150
S. Wayne Kay	93,750	6.1%		7.50	03/19/14	703,125
Mathew T. Heindel	75,000 35,620	4.9 2.3	% %	6.54 7.50	05/05/14 03/19/14	490,500 267,150

(1)
All options granted in the year ended December 31, 2004 vest over a four-year period commencing on the date of grant. The exercise price of the above options is 100% or more of the fair market value of the common stock on the date of grant.

(2)
Options representing a total of 1,530,097 shares of common stock were granted during the year ended December 31, 2004.

(3)
The exercise price on the date of grant was equal to 100% or more of the fair market value.

(4)
The options have a term of 10 years, subject to earlier termination related to the termination of employment.

(5)
The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants during the year ended December 31,

  2004: risk free interest rate of 3.4%, expected option life of 5.3 years, expected volatility of 0.82 and a dividend rate of zero. Option valuation using a Black-Scholes-based option pricing model generates a theoretical value based upon certain factors and assumptions. Therefore, the value of a stock option, if any, is dependent on the future price of our common stock, overall stock market conditions and continued service with us, since options remain exercisable for only a limited period following certain events, such as retirement, death or disability. The values reflected in this table do not represent our estimate of future stock price.

Aggregated Option Exercises for the Year Ended December 31, 2004 and Option Values as of December 31, 2004

        The following table sets forth information for the following executive officers regarding the exercise of stock options during 2004 and the number of stock options exercisable and unexercisable as of December 31, 2004.

			Number of Securities Underlying Unexercised Options at December 31, 2004 (#)		Value of Unexercised In-the-Money Options at December 31, 2004 ($)(2)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable(1)	Unexercisable	Exercisable	Unexercisable
Caren L. Mason	—	—	—	450,000	—	729,000
Thomas J. Foley	—	—	—	150,000	—	—
Paul E. Landers	—	—	187,812	252,808	103,492	262,133
Mark E. Paiz	34,500	223,284	171,249	189,684	197,022	198,427
S. Wayne Kay	106,249	164,263	421,875	—	16,012	—

(1)
Future exercisability is subject to a number of factors, including the optionee remaining employed with us.

(2)
Calculated on the basis of the fair market value of the underlying securities at December 31, 2004 ($5.08 per share), less the exercise price.

EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

        Caren L. Mason joined us on August 20, 2004 as President and Chief Executive Officer and as a member of our Board of Directors. Upon the commencement of her employment, Ms. Mason entered into a written employment agreement with us. Her minimum base salary is $415,000 per annum, subject to adjustment upward by the Board of Directors, plus an annual bonus to be determined by the Board of Directors based upon attainment of goals set by the Board of Directors up to a maximum of 50% of Ms. Mason's base salary; and a cash performance bonus based upon a three-year cycle, commencing January 1, 2005 and ending December 31, 2007, which will be paid at the end of the three-year cycle based upon attainment of goals set by the Board of Directors. Also, as a provision of Ms. Mason's change in control and stock option agreements, all of Ms. Mason's stock options would have their vesting accelerated immediately upon a change in control. At the time of commencement of Ms. Mason's employment, Ms. Mason received a $50,000 bonus and an additional $100,000 bonus at December 31, 2004.

        Under her employment agreement, Ms. Mason is an "at-will" employee, which means that either Ms. Mason or we may terminate Ms. Mason's employment at any time. However, and except in the context of a change in control, if we terminate Ms. Mason's employment with us without cause or she terminates her employment for good reason (as such terms are defined in her employment agreement), she is entitled to a severance payment equal to eighteen (18) months of her then base salary, a pro-rated portion of her bonus and payment of insurance premiums for a period of eighteen (18) months following termination. In addition, our Board of Directors is required to consider whether vesting of Ms. Mason's stock options will be accelerated. Amounts payable to Ms. Mason upon a change in control of the Company are generally governed by her change in control agreement, effective as of August 20, 2004, which is described below.

        Mssrs. Foley, Landers and Paiz are each "at-will" employees who are employed through individual offer letters that provide for, among other matters: (i) a minimum base salary, currently of $254,000, $265,000 and $320,000 per annum, respectively; (ii) an annual bonus in accordance with the Company's bonus plan, which for fiscal 2004 had a target bonus of 35% of each individuals base salary; and (iii) certain options to purchase shares of the Company's common stock at an exercise price equal to fair market value of the Company's common stock on the date of grant with vesting of such options at 25% on the first anniversary of the grant date with the remaining 75% vesting quarterly over the next three years. The option awards shall be issued under, and governed by the terms and conditions of the Company's Amended and Restated 2001 Equity Incentive Plan.

        Each of Ms. Mason, Mr. Foley, Mr. Landers, and Mr. Paiz has entered into a change in control agreement with the us, which provides for the payment of severance benefits in the event of termination of their employment in connection with a change in control of the Company. The severance benefits are payable to Ms. Mason, Mr. Foley, Mr. Landers and Mr. Paiz if their respective employment with us is terminated within 30 days prior to or three years following a change in control, unless terminated for cause or the termination is the result of a voluntary resignation (which does not include resignations stemming from a material adverse change in responsibilities, status, compensation, authority or location of work place) or their death or disability. As a provision to Ms. Mason's change in control and stock option agreement, all of Ms. Mason's options would vest immediately and Ms. Mason would have exercisability of any and all unvested stock options upon a change in control irrespective of termination of employment.

        The severance benefits under the change in control agreements generally consist of a lump sum cash payment equal to two (2) times the sum of (i) such executive's highest annual salary rate within the three (3) year period ending on the date of termination plus (ii) an amount equal to the annualized average of all bonuses and incentive compensation payments paid to the executive during the two (2) year period immediately before the date of termination. In addition, the change in control agreements provide for: payment of $25,000 to help pay defray the legal fees, tax and accounting fees and other costs associated with transitional matters; continued coverage for two (2) years under our group medical insurance, group dental insurance, group-term life insurance and disability insurance programs unless and to the extent the executive obtains concurrent coverage through another program in which case our coverage will be terminated or reduced as applicable; and immediate vesting and exercisability of any and all unvested stock options of the executive. The change in control agreement for Ms. Mason was effective as of August 20, 2004, for Mr. Foley as of November 8, 2004, for Mr. Landers as of February 27, 2003 and for Mr. Paiz as of April 13, 2003.

        S. Wayne Kay resigned as an officer and director on August 20, 2004 and as an employee effective September 22, 2004. Prior to his resignation, he was our President and Chief Executive Officer and a member of our Board of Directors. Upon the commencement of his employment, Mr. Kay entered into a written employment agreement with us, which was amended on August 10, 2001 to reflect his promotion to Chief Executive Officer. His minimum base salary was $400,000 per annum, subject to adjustment upward by the Board of Directors, plus a bonus to be determined annually and based upon attainment of goals set by the Board of Directors. Mr. Kay received a bonus of $200,005 for 2003. As a part of Mr. Kay's employment agreement, Mr. Kay was provided $570,210 in severance to be paid through September 2005, of which $259,633 had been paid through December 31, 2004. Also, upon Mr. Kay's resignation, the Board of Directors removed all restrictions on Mr. Kay's restricted shares, resulting in Mr. Kay recognizing $74,425 in additional income. At the time of commencement of Mr. Kay's employment, we also provided to Mr. Kay a forgivable loan in the amount of $200,000 to assist in the purchase of a new home. The loan documents provide that the loan will be forgiven over a four-year period, with 25% of the loan amount, plus applicable interest as well as a gross up amount for applicable federal and state taxes, to be forgiven on each anniversary of Mr. Kay's employment date; provided, that, if Mr. Kay's employment is terminated prior to full forgiveness of the loan, Mr. Kay will be required to repay the remaining portion of the loan, including interest, within 30 days following the termination of his employment. Accordingly, within thirty days of Mr. Kay's resignation on September 22, 2004, Mr. Kay repaid us $54,662 relating to the fourth year of the forgivable loan, which included principal and accrued interest through such date.

REPORT OF THE COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors administers our executive compensation programs and approves salaries of all officers, including those of the executive officers named in the Summary Compensation Table. The Committee is responsible for reporting to the Board of Directors and administering all other elements of executive compensation, including annual incentive awards and stock options.

Philosophy

        The executive compensation program is structured to support our mission, values and corporate strategies. The executive compensation program is designed to provide competitive levels of total compensation in order to attract, retain and motivate high-quality senior management by providing what we believe to be a competitive total compensation package based upon both individual and corporate performance. The executive compensation program is composed of three elements: (1) competitive base salaries which reflect individual performance, (2) annual incentive opportunities which are a function of individual and business performance payable in cash, and (3) long-term stock-based incentive opportunities pursuant to our stock incentive plans which link the interests of senior management and our stockholders. The mix of total compensation is designed to cause greater variability in the individual's absolute year-to-year compensation based upon our success and the individual's contribution to that success. The total compensation program focuses on both short-term and long-term results.

        The Compensation Committee does not currently anticipate that the compensation of any executive officer during fiscal 2004 will materially exceed the limit on deductibility imposed by Section 162(m) of the Internal Revenue Code.

Base Salary

        Base salary is targeted to be moderate yet competitive in relation to salaries commanded by those in similar positions in comparable companies. The Compensation Committee reviews management recommendations for executives' salaries and examines survey data for executives with similar responsibilities in comparable companies in the medical and biotechnology industry. Individual salary determinations are based upon experience, sustained performance and comparison to our internal and external peers.

Annual Incentive Awards

        We maintain a senior management incentive compensation plan that is designed to reward senior management for their contributions to corporate and individual objectives. Under the plan, each participating officer is entitled to receive a cash bonus if certain corporate goals are met in a particular fiscal year.

        Each eligible employee's potential annual award under the plan is expressed as a percentage of the total base compensation earned by the individual during the fiscal year. For the year ended December 31, 2004, the percentages for the Chief Executive Officer were 35% and all participating Senior Vice Presidents and Vice Presidents were set at 30%. For the year ended December 31, 2004, certain targeted corporate goals were not achieved and incentive compensation was not awarded. In accordance with the incentive compensation plan for 2003, management earned approximately $1.0 million for the year ended December 31, 2003. These bonuses were paid in March 2004.

Stock Options and Restricted Stock

        The Compensation Committee administers our equity incentive plans and makes grants of stock options and restricted stock. The plans are designed to align the interests of management with those of the stockholders. The number of stock options granted is related to the recipient's base compensation and level of responsibility. All options are granted with an option exercise price at least equal to the fair market value of the common stock on the date of grant and generally vest over a four-year period. The Compensation Committee, in its discretion, may grant additional options to individuals, including the Chief Executive Officer, for increases in level of responsibility and promotions, in recognition of sustained exceptional performance, or annually based upon Company and individual performance. The option grant will have value to the individual only if he or she continues in our services during the vesting period and then only if the market price of the underlying shares of common stock appreciates over the option term.

Compensation of the Chief Executive Officer

        Our Chief Executive Officer participates in the same executive compensation program provided to our other executive officers and senior management as described above. The Compensation Committee's approach to setting compensation for the Chief Executive Officer is to be competitive with comparable companies and to have a portion of total compensation depend upon the achievement of performance criteria. Each year, the Board of Directors approves business goals that include financial measures, which are used to evaluate the Chief Executive Officer's performance for the year.

        Ms. Mason became our Chief Executive Officer effective August 20, 2004. Total cash compensation paid to Ms. Mason for the year ended December 31, 2004 was $145,250 in base salary. If Ms. Mason had been employed by us for the entire 2004 fiscal year, Ms. Mason's salary would have been $415,000. At the time of commencement of Ms. Mason's employment, Ms. Mason received a $50,000 bonus and an additional $100,000 bonus effective December 31, 2004.

        Mr. Kay resigned as an officer and director on August 20, 2004 and as an employee effective September 22, 2004. Total cash compensation paid to Mr. Kay for the year ended December 31, 2004 was $350,513 in base salary and, per Mr. Kay's employment agreement, Mr. Kay was provided $570,210 in severance to be paid through September of 2005, of which $259,633 had been paid to Mr. Kay through December 31, 2004. Also, upon Mr. Kay's resignation, the Board of Directors removed all restrictions on Mr. Kay's restricted shares, resulting in Mr. Kay recognizing $74,425 in additional income. Mr. Kay earned a $200,005 bonus for 2003, which was paid in March 2004.

                      Compensation Committee

                      Mary Lake Polan, M.D., Ph.D., M.P.H. (Chairperson)
                      Thomas D. Brown
                      Douglas S. Harrington, M.D.
                      Faye Wattleton

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Dr. Polan, Dr. Harrington and Ms. Wattleton are not current or former officers or employees of ours, and none have engaged in any transaction which would be required to be disclosed in this Proxy Statement by Item 404 of Regulation S-K. None of the members of our Compensation Committee serves as an executive officer of an entity whose compensation committee includes our executive officers. None of the members of our Compensation Committee serves as an executive officer of an entity whose board of directors includes an executive officer of ours.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in our 2004 Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Audit Committee has discussed and reviewed with our independent registered public accounting firm all matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as may be modified or supplemented. The Audit Committee has met with the Independent Registered Public Accounting Firm to discuss the overall scope and plans for the Independent Registered Public Accounting Firm's audit, the results of its examinations, its evaluations of our internal controls and the overall quality of our accounting and financial reporting. The Audit Committee also discussed with the Independent Registered Public Accounting Firm their judgments as to the substance and clarity, not just the acceptability, of our accounting principles and financial statement disclosures. The Audit Committee has also considered whether the Independent Registered Public Accounting Firm's provision of non-audit services to us is compatible with the Independent Registered Public Accounting Firm's independence.

        The Audit Committee also reviewed management's report on its assessment of the effectiveness of our internal control over financial reporting and Ernst & Young LLP's report on (1) management's assessment of the effectiveness of internal control and (2) the effectiveness of internal control over financial reporting.

        The Audit Committee has received from the Independent Registered Public Accounting Firm a formal written statement describing all relationships between the Independent Registered Public Accounting Firm and us that might bear on the Independent Registered Public Accounting Firm's independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, discussed with the Independent Registered Public Accounting Firm any relationships that may impact their objectivity and independence, and has satisfied itself as to the Independent Registered Public Accounting Firm's independence.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004.

                      Audit Committee

                      Thomas A. Glaze, (Chairman)
                      Mary Lake Polan, M.D., Ph.D., M.P.H.
                      Faye Wattleton

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our Audit Committee retained Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ended December 31, 2004. In addition, as part of its annual process, the Audit Committee will consider and appoint our independent auditors for fiscal year 2005. One or more representatives of Ernst & Young LLP are expected to be at the Annual Meeting. They will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees and Services

        Set forth below are the aggregate fees paid or accrued for audit and other professional services rendered by our independent registered public accounting firm for fiscal years 2004 and 2003.

	Fiscal Years Ended December 31,
	2004	2003
Audit fees(1)	$870,000	$539,388
Audit-related fees(2)	11,300	21,548
Tax fees(3)	529,700	230,177
All other fees	—	—

Total fees	$1,411,000	$791,113

(1)
Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings. Fiscal year 2004 also includes fees incurred in connection with the audits of management's assessment of the effectiveness of internal controls over financial reporting and the effectiveness of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)
Audit-related fees consisted primarily of accounting consultation.

(3)
For fiscal years 2004 and 2003, respectively, tax fees primarily included tax compliance fees of $274,000 and $162,450 and tax consulting fees of $255,700 and $67,727.

Policy on Audit Committee Pre-approval of Audit and Permissible Non-audit Services of Independent Registered Public Accounting Firm

        Consistent with policies of the Securities and Exchange Commission regarding auditor independence and the Audit Committee charter, the Audit Committee has the responsibility for appointing, setting compensation and overseeing the work of the independent auditors. The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by our independent registered public accounting firm, the Audit Committee considers whether such services are consistent with the auditor's independence, whether the independent registered public accounting firm is likely to provide the most effective and efficient service based upon their familiarity with us, and whether the service could enhance our ability to manage or control risk or improve audit quality.

        All of the audit, audit-related and tax services provided by Ernst & Young LLP in fiscal years 2004 and 2003 (described in the footnotes to the table above) were approved in advance by the Audit Committee.

STOCKHOLDER RETURN PERFORMANCE GRAPH

        Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on our common stock with the cumulative total return of the Nasdaq Market Index—U.S. and the Nasdaq Pharmaceutical Index for the period beginning December 31, 1999 and ending December 31, 2004. The graph assumes an initial investment of $100 on December 31, 1999 in our common stock, the Nasdaq Market Index—U.S. and the Nasdaq Pharmaceutical Index and reinvestment of dividends. The stock price performance of our common stock depicted in the graph represents past performance only and is not necessarily indicative of future performance.

Company / Index	Base Period 12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Quidel Corporation	100	73.18	111.85	50.46	156.65	73.89
NASDAQ Pharmaceutical Index	100	124.73	106.31	68.69	100.69	107.24
NASDAQ Market Index—U.S.	100	60.31	47.84	33.07	49.45	53.81

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Effective May 26, 2004, André de Bruin resigned from the Board of Directors and was thereafter engaged as a consultant with us in an advisory capacity. Subsequent to May 26, 2004, all services performed by Mr. de Bruin are pursuant to an executive advisory agreement with us, pursuant to which Mr. de Bruin received $127,500 plus reimbursement for reasonable out-of-pocket expenses during the period from May 26, 2004 through December 31, 2004.

        André de Bruin served as our Chief Executive Officer from June 9, 1998 until he was appointed Executive Chairman of our Board of Directors on August 8, 2001. Mr. de Bruin's employment agreement, as amended, provided for a base salary from August 13, 2001 until the 6 month anniversary of the amendment date of $16,667 per month, during which time Mr. de Bruin was required to make himself available to work an aggregate of 520 hours for us. From the six month anniversary of the amendment date until termination of the employment agreement, Mr. de Bruin received a base salary of $8,344 per month, and from the six month anniversary of the amendment date until the first anniversary of the amendment date, Mr. de Bruin was required to make himself available to work an aggregate of 260 hours for us. After the first anniversary of the amendment date, Mr. de Bruin was required to make himself available to work for us an average of 10 hours per week.

        During the 2004 fiscal year, we made payments to Leon de Bruin, the brother of our former Chairman and Chief Executive Officer, Andre de Bruin, in the amount of $43,396 for services provided as an outside sales consultant. As of December 31, 2004, we owed Leon de Bruin $68,479 for commissions earned during the year ended December 31, 2004.

ANNUAL REPORT

        Our 2004 Annual Report to Stockholders has been mailed to stockholders concurrently with this Proxy Statement. The Annual Report is not incorporated into, and is not deemed to be a part of, this Proxy Statement.

        A copy of our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, without exhibits, will be furnished without charge upon written request to the Investor Relations department at Quidel Corporation, 10165 McKellar Court, San Diego, California 92121. In addition, you may call (858) 646-8031 or e-mail our Investor Relations department at ir@quidel.com.

STOCKHOLDER PROPOSALS

        Our amended and restated bylaws require that a stockholder give timely written notice of any proposal or the nomination of a director to our Secretary. Such written notice must be given, either by personal delivery or United States mail, postage prepaid, to the Secretary, Quidel Corporation, 10165 McKellar Court, San Diego, California 92121. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the address provided above, not less than 60 days nor more than 90 days prior to the scheduled annual meeting. However, if less than 60 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be received not later than the close of business on the 10th day following the day on which the notice of the date of the scheduled annual meeting was mailed or the day on which the public disclosure was made.

        Any notice to the Secretary must include as to each matter the stockholder proposes to bring before the meeting: (a) a brief description of the business desired to be brought before the meeting and the reason for conducting the business at the Annual Meeting, (b) the stockholder's name and address, as they appear on our records, (c) the class and number of shares which the stockholder beneficially owns, (d) any material interest of the stockholder in the business requested to be brought before the meeting and (e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934 in his or her capacity as a proponent of the stockholder proposal.

        A stockholder's notice to the Secretary regarding a nomination for the election of directors must set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the person's name, age, business address and residence address, (ii) the person's principal occupation or employment, (iii) the class and number of shares of capital stock beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934; and (b) as to the stockholder giving the notice (i) the name and address of the stockholder, as they appear on our records, and (ii) the class and number of shares of stock that are beneficially owned by the stockholder on the date of the stockholder notice. If the Board of Directors so requests, any person nominated for election to the Board shall furnish to our Secretary the information required to be set forth in the notice of nomination pertaining to the nominee.

        Any eligible stockholder who desires to have a proposal considered for inclusion in our 2006 proxy solicitation materials, including director nominations, must cause his or her proposals to be received in writing by our Secretary at 10165 McKellar Court, San Diego, California 92121 no later than December 20, 2005. The Board of Directors will review new proposals from eligible stockholders if they are received in writing by December 20, 2005. Proposals must be submitted in accordance with our bylaws, as described above, and must comply with Securities and Exchange Commission regulations promulgated under Rule 14a-8 of the Exchange Act of 1934, as amended.

        Nothing in this section shall be deemed to require us to include in our proxy solicitation materials relating to any annual meeting any stockholder proposal or nomination that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission.

OTHER BUSINESS

        We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

San Diego, California
April 19, 2005

Stockholders are urged to specify their choices on, date, sign and return the enclosed proxy card in the accompanying prepaid, return envelope. Prompt response is helpful and your cooperation greatly appreciated.

Appendix A

QUIDEL CORPORATION
(formerly Monoclonal Antibodies, Inc.)

1983 EMPLOYEE STOCK PURCHASE PLAN
(As Proposed to be Amended)

        The following constitute the provisions of the 1983 Employee Stock Purchase Plan (herein called the "Plan") of Quidel Corporation, a Delaware corporation (herein called the "Company").

        1.    Purpose.    The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

        2.    Definitions.

        (a)   "Board" shall mean the Board of Directors of the Company.

        (b)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

        (c)   "Common Stock" shall mean the Common Stock, no par value, of the Company.

        (d)   "Company" shall mean Quidel Corporation, a Delaware corporation.

        (e)   "Compensation" shall mean all regular straight time earnings, payments or overtime, shift premium, incentive compensation, incentive payments, bonuses and commissions (except to the extent that the exclusion of any such items for all participants is specifically directed by the Board or its committee).

        (f)    "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

        (g)   "Employee" shall mean any person, including an officer, who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.

        (h)   "Exercise Date" shall mean the last day of each offering period of the Plan.

        (i)    "Offering Date" shall mean the first day of each offering period of the Plan.

        (j)    "Plan" shall mean this Employee Stock Purchase Plan.

        (k)   "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation flow exists or is hereafter organized or acquired by the Company or a Subsidiary.

        3.    Eligibility.

        (a)   Any Employee as defined in paragraph 2 who shall be employed by the Company on the date his participation in the Plan is effective shall be eligible to participate in the Plan, subject to limitations imposed by Section 423(b) of the Code.

        (b)   Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 425(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) which permits his rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds Twenty Five Thousand Dollars

($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

        4.    Offering Periods.    The Plan shall be implemented by one offering during each six month period of the Plan, commencing on or about, and continuing thereafter until terminated in accordance with paragraph 19 hereof. The Board of Directors of the Company shall have the power to change the duration of offering periods with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning at the first offering period to be affected.

        5.    Participation.

        (a)   An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deduction on the form provided by the Company and filing it with the Company's payroll office prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible employees with respect to a given offering.

        (b)   Payroll deductions for a participant shall commence on the first payroll following the Offering Date and shall end on the Exercise Date of the offering to which such authorization is applicable, unless sooner terminated by the participant as provided in paragraph 10.

        6.    Payroll Deductions.

        (a)   At the time a participant files his subscription agreement, he shall elect to have payroll deductions made on each payday during the offering period in an amount not exceeding ten percent (10%) of the Compensation which he received on the payday immediately preceding the Offering Date, and the aggregate of such payroll deductions during the offering period shall not exceed ten percent (10%) of his aggregate Compensation during said offering period.

        (b)   All payroll deductions made by a participant shall be credited to his account under the Plan. A participant may not make any additional payments into such account.

        (c)   A participant may discontinue his participation in the Plan as provided in paragraph 10, or may lower, but not increase, the rate of his payroll deductions during the offering period by completing or filing with the Company a new authorization for payroll deduction. The change in rate shall be effective fifteen (15) days following the Company's receipt of the new authorization.

        7.    Grant of Option.

        (a)   On the Offering Date of each six month offering period, each eligible Employee participating in the Plan shall be granted an option to purchase (at the per share option price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions to be accumulated during such offering period (not to exceed an amount equal to ten percent (10%) of his Compensation as of the date of the commencement of the applicable offering period) by eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Offering Date, subject to the limitations set forth in Section 3(b) and 12 hereof. Fair market value of a share of the Company's Common Stock shall be determined as provided in Section 7(b) herein. Notwithstanding the foregoing, no employee shall be granted an option to purchase more than 5,000 shares of the Company's Common Stock during any six-month offering period.

        (b)   The option price per share of the shares offered in a given offering period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company's Common Stock on a given date shall be the mean of the reported bid and asked prices for that date except that the fair market value on the Offering Date of the initial offering period shall be the initial public offering price.

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        8.    Exercise of Option.    Unless a participant withdraws from the Plan as provided in paragraph 10, his option for the purchase of shares will be exercised automatically on the Exercise Date of the offering period, and the maximum number of full shares subject to option will be purchased for him at the applicable option price with the accumulated payroll deductions in his account. If the total amount of payroll deductions for a participant during the offering period exceeds the purchase price of such shares as determined in Section 7(a), such excess amount will be refunded to the participant.

        9.    Delivery.    As promptly as practicable after the Exercise Date of each offering, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his option. Any cash remaining to the credit of a participant's account under the Plan after a purchase by him of shares at the termination of each offering period, or which is insufficient to purchase a full share of Common Stock of the Company, shall be returned to said participant.

        10.    Withdrawal; Termination of Employment.

        (a)   A participant may withdraw all but not less than all the payroll deductions credited to his account under the Plan at any time prior to the Exercise Date of the offering period by giving written notice to the Company. All of the participant's payroll deductions credited to his account will be paid to him promptly after receipt of his notice of withdrawal and his option for the current period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the offering period.

        (b)   Upon termination of the participant's employment prior to the Exercise Date of the offering period for any reason, including retirement or death, the payroll deductions credited to his account will be returned to him or, in the case of his death, to the person or persons entitled thereto under paragraph 14, and his option will be automatically terminated.

        (c)   in the event an Employee fails to remain in the continuous employ of the Company for at least twenty (20) hours per week during the offering period in which the employee is a participant, he will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his account will be returned to him and his option terminated.

        (d)   A participant's withdrawal from an offering will not have any effect upon his eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

        11.    Interest.    No interest shall accrue on the payroll deductions of a participant in the Plan.

        12.    Stock.

        (a)   The maximum number of shares of the Company's Common Stock that shall be made available for sale under the Plan shall be 1,000,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) hereof on the Offering Date of an offering period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

        (b)   The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

        (c)   Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his spouse.

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        13.    Administration.    The Plan shall be administered by the Board of Directors of the Company or a committee appointed by the Board. The administration, interpretation or application of the Plan by the Board or its committee shall be final, conclusive and binding upon all participants. Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:

        (a)   Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

        (b)   If a Committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the Committee.

        14.    Designation of Beneficiary.

        (a)   A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of the offering period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Exercise Date of the offering period.

        (b)   Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

        15.    Transferability.    Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 10.

        16.    Use of Funds.    All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

        17.    Reports.    Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees semi-annually promptly following the Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

        18.    Adjustments Upon Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in

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that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

        The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

        19.    Amendment or Termination.    The Board of Directors of the Company may at any time terminate or amend the Plan. No such termination can affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant, nor may an amendment be made without prior approval of the stockholders of the Company if such amendment would:

          (a)   increase the number of shares that may be issued under the Plan;

          (b)   Permit payroll deductions at a rate in excess of ten percent (10%) of the participant1s Compensation;

          (c)   Modify the requirements concerning which employees (or class of employees) are eligible for participation in the Plan; or

          (d)   Materially increase the benefits which may accrue to participants under the Plan.

        20.    Notices.    All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        21.    Stockholder Approval.    Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve months before or after the date the Plan is adopted. If such share- holder approval is obtained at a duly held stockholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon, which approval shall be:

          (a)   (1) solicited substantially in accordance with Section 14(a) of the Securities Act of 1934, as amended (the "Act") and the rules and regulations promulgated thereunder, or (2) solicited after the Company has furnished in writing to the holders entitled to vote substantially the same information concerning the Plan as that which would be required by the rules and regulations in effect under Section 14(a) of the Act at the time such information is furnished; and

          (b)   obtained at or prior to the first annual meeting of stockholders held subsequent to the first registration of Common Stock under Section 12 of the Act.

        In the case of approval by written consent, it must be obtained by the unanimous written consent of all stockholders of the Company.

        22.    Conditions Upon Issuance of Shares.    Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        As a condition to the exercise of an option, the Company may require the person exercising such option to represent and war rant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

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QUIDEL CORPORATION

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned Stockholder of QUIDEL CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting to be held on Thursday, May 19, 2005 at 8:30 a.m., local time, at the Del Mar Marriott Hotel, 11966 El Camino Real, San Diego, California 92130, and hereby appoints Caren L. Mason and Paul E. Landers, and each of them, proxies and attorneys-in-fact, each with full power of substitution and revocation, and each with all power that the undersigned would possess if personally present, to vote QUIDEL CORPORATION Common Stock held by the undersigned at such meeting and any postponments or adjournments of such meeting, as set forth on the reverse, and in their discretion upon any other business that may properly come before the meeting.

IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

ANNUAL MEETING OF STOCKHOLDERS OF
QUIDEL CORPORATION
May 19, 2005

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

\/ Please detach along perforated line and mail in the envelope provided. \/

☒	PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note	☐	1.	To elect seven directors to serve for the ensuing year until their successors are elected.	☐	FOR ALL NOMINEES
that changes to the registered name(s) on the account may not be submitted via this method.			Nominees: ( ) Thomas D. Brown ( ) Thomas A Glaze ( ) Douglas S. Harrington, M.D. ( ) Caren L. Mason	☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
			( ) Mary Lake Polan, M.D., Ph.D., M.P.H. ( ) Mark A. Pulido ( ) Faye Waltleton	☐	FOR ALL EXCEPT (see instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ☒
			If no choice is indicated, this proxy will be voted "FOR" all nominees listed.

						FOR	AGAINST	ABSTAIN
				2.	To approve the proposed amendment of the Quidel Corporation 1983 Employee Stock Purchase Plan to increase the number of shares of common stock available for issuance by 250,000 shares.	☐	☐	☐
				3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
		Date:	, 2005
Signature of Stockholder	Signature of Stockholder				Unless otherwise specified, this proxy will be voted FOR the election of each nominee for director listed on this proxy card and FOR proposal 2.
Please sign exactly as your names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If signing as a partnership, please sign in partnership name by authorized person.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 AMENDMENT TO THE 1983 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE AUTHORIZED SHARES
1983 Employee Stock Purchase Plan
EQUITY COMPENSATION PLAN INFORMATION
BOARD OF DIRECTORS MEETINGS, COMMITTEES OF THE BOARD AND RELATED MATTERS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDER RETURN PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
ANNUAL REPORT
STOCKHOLDER PROPOSALS
OTHER BUSINESS
QUIDEL CORPORATION (formerly Monoclonal Antibodies, Inc.) 1983 EMPLOYEE STOCK PURCHASE PLAN (As Proposed to be Amended)